                                                                    EXHIBIT 12.1

                                  CLARCOR INC.

                       STATEMENT RE COMPUTATION OF RATIOS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                      FISCAL YEARS ENDED (A)
                                            --------------------------------------------------------------------------
                                   2004       2003       2002       2001       2000       1999       1998       1997
                                 --------   --------   --------   --------   --------   --------   --------   --------
Return on Beginning Assets
  Net Earnings.................  $ 63,997   $ 54,552   $ 46,601   $ 41,893   $ 40,237   $ 35,412   $ 32,079   $ 26,918
  Divided by Beginning
    Assets.....................   538,237    546,119    530,617    501,930    472,991    305,766    282,519    267,019
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Return on Beginning
      Assets...................      11.9%      10.0%       8.8%       8.3%       8.5%      11.6%      11.4%      10.1%
                                 ========   ========   ========   ========   ========   ========   ========   ========
Return on Beginning
  Shareholders' Equity
  Net Earnings.................  $ 63,997   $ 54,552   $ 46,601   $ 41,893   $ 40,237   $ 35,412   $ 32,079   $ 26,918
  Divided by Beginning
    Shareholders' Equity.......   370,392    315,461    274,261    242,093    210,718    186,807    171,162    154,681
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Return on Beginning
      Shareholders' Equity.....      17.3%      17.3%      17.0%      17.3%      19.1%      19.0%      18.7%      17.4%
                                 ========   ========   ========   ========   ========   ========   ========   ========
Dividend Payout to Net Earnings
  Dividends Paid...............  $ 12,834   $ 12,406   $ 11,975   $ 11,575   $ 11,207   $ 10,814   $ 10,717   $ 10,290
  Divided by Net Earnings......    63,997     54,552     46,601     41,893     40,237     35,412     32,079     26,918
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Dividend Payout to
      Net Earnings.............      20.1%      22.7%      25.7%      27.6%      27.9%      30.5%      33.4%      38.2%
                                 ========   ========   ========   ========   ========   ========   ========   ========
Debt to Capitalization
  Current Debt.................  $    420   $    674   $ 68,456   $  5,579   $  5,482   $  5,440   $    470   $  1,140
  Long Term Debt...............    24,130     16,913     22,648    135,203    141,486    145,981     36,419     37,656
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Total Debt.................  $ 24,550   $ 17,587   $ 91,104   $140,782   $146,968   $151,421   $ 36,889   $ 38,796
  Ending Shareholders'
    Equity.....................   428,462    370,392    315,461    274,261    242,093    210,718    186,807    171,162
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Capitalization......  $453,012   $387,979   $406,565   $415,043   $389,061   $362,139   $223,696   $209,958
                                 --------   --------   --------   --------   --------   --------   --------   --------
  Debt.........................  $ 24,550   $ 17,587   $ 91,104   $140,782   $146,968   $151,421   $ 36,889   $ 38,796
  Divided by Capitalization....   453,012    387,979    406,565    415,043    389,061    362,139    223,696    209,958
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Debt to
      Capitalization...........       5.4%       4.5%      22.4%      33.9%      37.8%      41.8%      16.5%      18.5%
                                 ========   ========   ========   ========   ========   ========   ========   ========
Working Capital
  Current Assets...............  $303,990   $257,402   $259,746   $244,350   $230,479   $227,670   $168,173   $160,527
  Less Current Liabilities.....   126,272    111,373    174,255     94,931     97,826     97,475     61,183     54,237
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Working Capital.....  $177,718   $146,029   $ 85,491   $149,419   $132,653   $130,195   $106,990   $106,290
                                 ========   ========   ========   ========   ========   ========   ========   ========
Current Ratio
  Current Assets...............  $303,990   $257,402   $259,746   $244,350   $230,479   $227,670   $168,173   $160,527
  Divided by Current
    Liabilities................   126,272    111,373    174,255     94,931     97,826     97,475     61,183     54,237
                                 --------   --------   --------   --------   --------   --------   --------   --------
    Equals Current Ratio.......       2.4        2.3        1.5        2.6        2.4        2.3        2.7        3.0
                                 ========   ========   ========   ========   ========   ========   ========   ========

                                     FISCAL YEARS ENDED (A)
                                 ------------------------------
                                   1996       1995       1994
                                 --------   --------   --------
Return on Beginning Assets
  Net Earnings.................  $ 25,945   $ 23,500   $ 21,416
  Divided by Beginning
    Assets.....................   245,697    206,928    191,657
                                 --------   --------   --------
    Equals Return on Beginning
      Assets...................      10.6%      11.4%      11.2%
                                 ========   ========   ========
Return on Beginning
  Shareholders' Equity
  Net Earnings.................  $ 25,945   $ 23,500   $ 21,416
  Divided by Beginning
    Shareholders' Equity.......   138,144    122,801    110,299
                                 --------   --------   --------
    Equals Return on Beginning
      Shareholders' Equity.....      18.8%      19.1%      19.4%
                                 ========   ========   ========
Dividend Payout to Net Earnings
  Dividends Paid...............  $  9,512   $  9,330   $  9,201
  Divided by Net Earnings......    25,945     23,500     21,416
                                 --------   --------   --------
    Equals Dividend Payout to
      Net Earnings.............      36.7%      39.7%      43.0%
                                 ========   ========   ========
Debt to Capitalization
  Current Debt.................  $  7,625   $  7,596   $  7,579
  Long Term Debt...............    43,449     41,860     25,090
                                 --------   --------   --------
    Total Debt.................  $ 51,074   $ 49,456   $ 32,669
  Ending Shareholders'
    Equity.....................   154,681    138,144    122,801
                                 --------   --------   --------
    Equals Capitalization......  $205,755   $187,600   $155,470
                                 --------   --------   --------
  Debt.........................  $ 51,074   $ 49,456   $ 32,669
  Divided by Capitalization....   205,755    187,600    155,470
                                 --------   --------   --------
    Equals Debt to
      Capitalization...........      24.8%      26.4%      21.0%
                                 ========   ========   ========
Working Capital
  Current Assets...............  $140,726   $133,286   $109,992
  Less Current Liabilities.....    51,297     49,841     43,926
                                 --------   --------   --------
    Equals Working Capital.....  $ 89,429   $ 83,445   $ 66,066
                                 ========   ========   ========
Current Ratio
  Current Assets...............  $140,726   $133,286   $109,992
  Divided by Current
    Liabilities................    51,297     49,841     43,926
                                 --------   --------   --------
    Equals Current Ratio.......       2.7        2.7        2.5
                                 ========   ========   ========

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(A) Calculation of Certain Items Presented in the "11-Year Financial Review"
    Filed with Form 10-K for Fiscal Year Ended 11/30/2004